Weave Announces Fourth Quarter and Full Year 2023 Financial Results

•Fourth quarter total revenue of $45.7 million, up 21.2% year over year.
•Full year total revenue of $170.5 million, up 19.9% year-over-year.
•Fourth quarter positive net cash from operating activities of $3.7 million, up from negative net cash from operating activities of $2.8 million last year.
•Full year positive net cash from operating activities of $10.2 million, up from negative net cash from operating activities of $12.8 million last year.
•Fourth quarter positive free cash flow of $2.9 million, up from negative free cash flow of $3.8 million last year.
•Full year positive free cash flow of $6.5 million, up from negative free cash flow of $15.9 million last year.

LEHI, Utah—February 21, 2024 – Weave (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses, today announced its financial results for the fourth quarter and year ended December 31, 2023.

“Weave delivered another strong quarter, capping off a terrific year in which we saw continuous quarterly improvements in revenue growth rate, gross and operating margin, adjusted EBITDA, free cash flow, and customer acquisition,” said CEO Brett White. “Our growing market opportunity and the economic resilience of our customer base, combined with a platform that delivers both innovation and real customer value, positions us for continued success in 2024.”
Fourth Quarter 2023 Financial Highlights
•    Total revenue was $45.7 million, representing a 21.2% year-over-year increase compared to $37.7 million in the fourth quarter of 2022.
•    GAAP gross margin was 69.1%, compared to a GAAP gross margin of 66.2% in the fourth quarter of 2022.
•    Non-GAAP gross margin was 69.7%, compared to a non-GAAP gross margin of 66.7% in the fourth quarter of 2022.
•    GAAP loss from operations was $8.0 million, compared to a GAAP loss from operations of $9.7 million in the fourth quarter of 2022.
•    Non-GAAP loss from operations was $1.7 million, compared to a non-GAAP loss from operations of $4.2 million in the fourth quarter of 2022.
•    GAAP net loss was $7.0 million, or $0.10 per share, compared to a GAAP net loss of $9.3 million, or $0.14 per share, in the fourth quarter of 2022.
•    Non-GAAP net loss was $0.8 million, or $0.01 per share, compared to a non-GAAP net loss of $3.7 million, or $0.06 per share, in the fourth quarter of 2022.
•    Net cash provided by operating activities was $3.7 million, up $6.6 million from net cash used in operating activities of $2.8 million in the fourth quarter of 2022.

•    Free cash flow was $2.9 million, up $6.7 million from free cash flow of negative $3.8 million in the fourth quarter of 2022.
Full Year 2023 Financial Highlights:
•Total revenue was $170.5 million, representing a 19.9% year-over-year increase compared to $142.1 million in 2022.
•GAAP loss from operations was $34.4 million, compared to a GAAP loss from operations of $49.7 million in 2022.
•Non-GAAP loss from operations was $11.5 million, compared to a non-GAAP loss from operations of $31.0 million in 2022.
•GAAP net loss was $31.0 million, or $0.46 per share, compared to a GAAP net loss of $49.7 million, or $0.76 per share, in 2022.
•Non-GAAP net loss was $8.2 million, or $0.12 per share, compared to a non-GAAP net loss of $31.0 million, or $0.48 per share, in 2022.
•Net cash provided by operating activities was $10.2 million, up $23.0 million from net cash used in operating activities of $12.8 million in 2022.
•    Free cash flow was $6.5 million, up $22.4 million from free cash flow of negative $15.9 million in 2022.
•Dollar-Based Net Retention Rate (NRR) was 95% as of December 31, 2023.
•    Dollar-Based Gross Retention Rate (GRR) was 92% as of December 31, 2023.
•    Cash and cash equivalents plus short-term investments was $108.8 million as of December 31, 2023.
•Added 3,809 net new customer locations in 2023 and had 31,002 total customer locations as of December 31, 2023.
Recent Business Highlights:
•Announced David McNeil as Chief Revenue Officer. David joins Weave with over 25 years of experience in scaling SaaS businesses, leading sales, customer success, revenue operations, and payments teams. He spent six years at HubSpot, where he was instrumental in leading sales teams as the company grew from $90 million to nearly $1 billion in annual recurring revenue. He also served as the Chief Commercial Officer at Tebra, a leading automation platform for independently owned healthcare practices as well as leadership positions at Salesforce and Bank of America.
•Added ACH Debit and Payment Plans to our platform. With ACH Debit, patients experience enhanced transaction security and healthcare providers benefit from lower transaction costs. Payment Plans enable healthcare businesses to easily set up and manage recurring monthly payment schedules, making care more accessible and affordable through flexible payment options.
•Named the leading platform in the G2 Grid for Patient Relationship Management. Weave also ranked first in 27 different categories in G2’s Winter 2023 Report, winning 61 different badges including Patient Scheduling Software Leader. Weave was named a Great Place to Work for the fifth consecutive year, and a Top Workplace USA for the second consecutive year. Weave was further recognized by placing on the Deloitte Technology Fast 500 List for the second year in a row.

Financial First Quarter and Full Year 2024 Outlook
The company expects to achieve the following financial results for the three months ending March 31, 2024, and full year ending December 31, 2024:

	First Quarter	Full Year
(in millions)
Total revenue	$45.2 - $46.2	$194.0 - $198.0
Non-GAAP loss from operations	$(2.5) - $(1.5)	$(6.0) - $(2.0)
Weighted average share count	70.5	71.7
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP loss from operations excludes estimates for, among other things, stock-based compensation expense. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP net loss from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP loss from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call and webcast for analysts and investors on Wednesday, February 21, 2024, beginning at 4:30 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (412) 902-1020 or toll free at (877) 502-7186. Please reference the following conference ID: 13743937. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.
About Weave
Weave is the all-in-one customer experience and payments software platform for small and medium-sized healthcare practices. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how local healthcare practitioners attract, communicate with and engage patients to grow their practice. In the past year, Weave has been named a G2 leader in Patient Relationship Management, Patient Engagement, Optometry, and Dental Practice Management software. To learn more, visit getweave.com/newsroom/.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of first quarter and full year 2024 revenue, non-GAAP loss from operations and statements in the quotes of our Chief Executive Officer.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (SEC), including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2023, filed with the SEC on November 8, 2023, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave Communications uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave Communications’ press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Supplemental Financial Information
Dollar-Based Net Revenue Retention (NRR)
For retention rate calculations, we use adjusted monthly revenue (AMR), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing-three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the Base Locations) that were active in a particular month (the Base Month). We then divide AMR for the Base Locations in the same month of the subsequent year (the Comparison Month), by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months prior to such date.
Dollar-Based Gross Revenue Retention (GRR)
To calculate our GRR, we first identify the cohort of locations (the Base Locations) that were under subscription in a particular month (the Base Month). We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (Remaining AMR). We then divide Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or addition of new customer locations.
Number of Locations

We measure locations as the total number of customer locations under subscription active on the Weave platform as of the end of each month. A single organization or customer with multiple divisions, segments, offices or subsidiaries is counted as multiple locations if they have entered into subscriptions for each location.

As a reminder, we only provide customer location information on an annual basis with annual and fourth quarter results and do not provide this information with financial statements or earnings releases covering interim periods.
Non-GAAP Financial Measures
In this press release, Weave Communications has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net loss, non-GAAP net loss margin, non-GAAP net loss per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP loss from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating income (loss), net income (loss), and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net loss, non-GAAP net loss margin and non-GAAP net loss per share
We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense, and non-GAAP net loss margin as non-GAAP net loss as a percentage of revenue. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the diluted weighted-average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense, and non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense.
Non-GAAP loss from operations and non-GAAP loss from operations margin
We define non-GAAP loss from operations as GAAP loss from operations less stock-based compensation expense, and non-GAAP loss from operations margin as non-GAAP loss from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, provision for income taxes, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-

period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.
The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Investor Relations Contact
Mark McReynolds
Head of Investor Relations
ir@getweave.com
Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$50,756	$61,997
Short-term investments	58,088	51,340
Accounts receivable, net	3,511	3,296
Deferred contract costs, net	10,547	9,881
Prepaid expenses and other current assets	6,876	6,374
Total current assets	129,778	132,888
Non-current assets:
Property and equipment, net	9,922	10,773
Operating lease right-of-use assets	41,318	45,110
Finance lease right-of-use assets	10,351	10,589
Deferred contract costs, net, less current portion	8,622	8,146
Other non-current assets	1,021	843
TOTAL ASSETS	$201,012	$208,349
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,171	$3,793
Accrued liabilities	18,491	13,636
Deferred revenue	38,850	34,136
Current portion of operating lease liabilities	3,821	3,662
Current portion of finance lease liabilities	6,520	6,992
Current portion of long-term debt	—	10,000
Total current liabilities	72,853	72,219
Non-current liabilities:
Operating lease liabilities, less current portion	43,080	46,914
Finance lease liabilities, less current portion	6,122	5,997
Long-term debt	—	—
Total liabilities	122,055	125,130
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of December 31, 2023 and December 31, 2022, 70,116,357 and 65,739,053 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	341,514	314,884
Accumulated deficit	(262,667)	(231,636)
Accumulated other comprehensive income (loss)	110	(29)
Total stockholders' equity	78,957	83,219
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$201,012	$208,349

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$45,692	$37,685	$170,468	$142,117
Cost of revenue	14,111	12,751	54,377	53,276
Gross profit	31,581	24,934	116,091	88,841
Operating expenses:
Sales and marketing	18,291	16,118	70,765	65,378
Research and development	9,133	8,185	34,040	30,714
General and administrative	12,150	10,376	45,652	42,453
Total operating expenses	39,574	34,679	150,457	138,545
Loss from operations	(7,993)	(9,745)	(34,366)	(49,704)
Other income (expense):
Interest income	639	549	2,196	1,155
Interest expense	(438)	(436)	(1,923)	(1,441)
Other income (expense), net	865	388	3,322	356
Loss before income taxes	(6,927)	(9,244)	(30,771)	(49,634)
Provision for income taxes	(112)	(22)	(260)	(104)
Net loss	$(7,039)	$(9,266)	$(31,031)	$(49,738)
Net loss per share - basic and diluted	$(0.10)	$(0.14)	$(0.46)	$(0.76)
Weighted-average common shares outstanding - basic and diluted	69,715,329	65,629,940	67,694,978	65,083,198

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,039)	$(9,266)	$(31,031)	$(49,738)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,032	3,120	12,001	12,964
Amortization of operating right-of-use assets	974	939	3,831	3,681
Provision for losses on accounts receivable	318	271	1,164	729
Amortization of deferred contract costs	3,187	2,884	12,171	11,120
Loss on disposal of assets	4	(6)	16	4
Stock-based compensation	6,247	5,525	22,823	18,752
Net accretion of discounts on short-term investments	(660)	(413)	(2,668)	(413)
Changes in operating assets and liabilities:
Accounts receivable	(116)	86	(1,379)	(966)
Deferred contract costs	(3,493)	(3,082)	(13,313)	(12,343)
Prepaid expenses and other assets	(1,076)	(1,799)	(680)	(93)
Accounts payable	334	382	1,323	(330)
Accrued liabilities	1,666	(2,137)	4,855	1,786
Operating lease liabilities	(948)	(846)	(3,714)	(2,534)
Deferred revenue	1,312	1,501	4,822	4,615
Net cash provided by (used in) operating activities	3,742	(2,841)	10,221	(12,766)
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	18,250	—	62,150	—
Purchases of short-term investments	(20,464)	(50,915)	(66,199)	(50,915)
Proceeds from sale of assets	—	7	—	16
Purchases of property and equipment	(178)	(704)	(1,691)	(1,895)
Capitalized internal-use software costs	(629)	(229)	(1,999)	(1,232)
Net cash used in investing activities	(3,021)	(51,841)	(7,739)	(54,026)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,864)	(2,015)	(7,530)	(8,709)
Principal payments on line of credit	(10,000)	—	(10,000)	—
Proceeds from stock option exercises	1,513	336	12,866	1,315
Payments for taxes related to net share settlement of equity awards	(2,905)	—	(10,388)	—
Paid offering costs	—	—	—	(671)
Proceeds from the employee stock purchase plan	—	—	1,329	858
Net cash used in financing activities	(13,256)	(1,679)	(13,723)	(7,207)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,535)	(56,361)	(11,241)	(73,999)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	63,291	118,358	61,997	135,996
CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,756	$61,997	$50,756	$61,997
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$438	$436	$1,923	$1,441
Cash paid during the period for income taxes	$112	$22	$260	$104
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$52	$13	$52	$13
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$1,745	$1,996	$7,183	$6,655
Operating lease liabilities arising from obtaining operating lease right-of-use assets	—	309	$154	$309
Unrealized gain on short-term investments	$66	$12	$31	$12

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE (GAAP)
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Subscription and payment processing:
Revenue	$43,726	$36,163	$162,715	$136,592
Cost of revenue	(10,221)	(8,633)	(38,194)	(35,008)
Gross profit	$33,505	$27,530	$124,521	$101,584
Gross margin	77%	76%	77%	74%

Onboarding:
Revenue	$824	$428	$3,232	$1,288
Cost of revenue	(2,022)	(2,093)	(8,710)	(9,612)
Gross profit	$(1,198)	$(1,665)	$(5,478)	$(8,324)
Gross margin	(145)%	(389)%	(169)%	(646)%

Hardware:
Revenue	$1,142	$1,094	$4,521	$4,237
Cost of revenue	(1,868)	(2,025)	(7,473)	(8,656)
Gross profit	$(726)	$(931)	$(2,952)	$(4,419)
Gross margin	(64)%	(85)%	(65)%	(104)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below

Non-GAAP gross profit
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross profit	$31,581	$24,934	$116,091	$88,841
Stock-based compensation add back	249	209	971	723
Non-GAAP gross profit	$31,830	$25,143	$117,062	$89,564
GAAP gross margin	69%	66%	68%	63%
Non-GAAP gross margin	70%	67%	69%	63%

Non-GAAP operating expenses
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales and marketing	$18,291	$16,118	$70,765	$65,378
Stock-based compensation excluded	(776)	(1,105)	(4,233)	(3,436)
Non-GAAP sales and marketing	$17,515	$15,013	$66,532	$61,942

Research and development	$9,133	$8,185	$34,040	$30,714
Stock-based compensation excluded	(1,863)	(1,654)	(5,590)	(4,576)
Non-GAAP research and development	$7,270	$6,531	$28,450	$26,138

General and administrative	$12,150	$10,376	$45,652	$42,453
Stock-based compensation excluded	(3,359)	(2,557)	(12,029)	(10,017)
Non-GAAP general and administrative	$8,791	$7,819	$33,623	$32,436

Non-GAAP loss from operations
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Loss from operations	$(7,993)	$(9,745)	$(34,366)	$(49,704)
Stock-based compensation add back	6,247	5,525	22,823	18,752
Non-GAAP loss from operations	$(1,746)	$(4,220)	$(11,543)	$(30,952)
GAAP loss from operations margin	(17)%	(26)%	(20)%	(35)%
Non-GAAP loss from operations margin	(4)%	(11)%	(7)%	(22)%

Non-GAAP net loss
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(7,039)	$(9,266)	$(31,031)	$(49,738)
Stock-based compensation add back	6,247	5,525	22,823	18,752
Non-GAAP net loss	$(792)	$(3,741)	$(8,208)	$(30,986)
GAAP net loss margin	(15)%	(25)%	(18)%	(35)%
Non-GAAP net loss margin	(2)%	(10)%	(5)%	(22)%

GAAP net loss per share - basic and diluted	$(0.10)	$(0.14)	$(0.46)	$(0.76)
Non-GAAP net loss per share - basic and diluted	$(0.01)	$(0.06)	$(0.12)	$(0.48)

Weighted-average common shares outstanding - basic and diluted	69,715,329	65,629,940	67,694,978	65,083,198

Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$3,742	$(2,841)	$10,221	$(12,766)
Less: Purchases of property and equipment	(178)	(704)	(1,691)	(1,895)
Less: Capitalized internal-use software costs	(629)	(229)	(1,999)	(1,232)
Free cash flow	$2,935	$(3,774)	$6,531	$(15,893)

Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(7,039)	$(9,266)	$(31,031)	$(49,738)
Interest expense	438	436	1,923	1,441
Provision for income taxes	112	22	260	104
Interest income	(639)	(549)	(2,196)	(1,155)
Other income/expense, net	(865)	(388)	(3,322)	(356)
Depreciation	625	606	2,441	2,609
Amortization	332	289	1,256	1,140
Stock-based compensation	6,247	5,525	22,823	18,752
Adjusted EBITDA	$(789)	$(3,325)	$(7,846)	$(27,203)